SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 12, 2005

AXONYX INC.

(Exact name of Registrant as Specified in its Charter)

Nevada	000-25571	86-0883978

(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

500 Seventh Avenue, 10th Floor, New York, New York	10018

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 645-7704

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2005, Axonyx Inc. (the “Company”) entered into a change of control agreement with Paul Feuerman, the Company’s General Counsel. The agreement provides that if Mr. Feuerman’s employment is terminated without “cause,” as defined in the agreement, within 90 days prior to, or one year following, a “change of control,” he will receive severance pay equal to 200% of his annual base salary for the then-current year, plus the greater of the annual bonus he received for the prior year or the then-current annual target bonus. Such payments are also required to be made in connection with a change of control if Mr. Feuerman has “good reason” to terminate his employment, as defined in the agreement. A “change of control” involves an acquisition of at least 50% of the voting power of the Company’s securities, a change in at least a majority of the members of the current Board of Directors, or approval by the Board of Directors or stockholders of the Company of a transaction where such change of voting control or composition of the Board would occur, where the Company would be liquidated or where all or substantially all of its assets would be sold. The terms of Mr. Feuerman’s agreement are similar to those in the change of control agreements the Company entered into with its current Chief Executive Officer and Chief Financial Officer in 2004.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Form of Change of Control Agreement between Axonyx Inc. and Paul Feuerman, dated as of September 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 16th day of September, 2005.

AXONYX INC.

By:	/s/ S. Colin Neill

Name:     S. Colin Neill

Title:       Chief Financial Officer